OncoSec Announces Fourth Quarter and Year End Financial Results for Fiscal Year 2017

Initiated registration-directed clinical trial, KEYNOTE-695, of ImmunoPulse® IL-12 in combination with pembrolizumab in patients with unresectable metastatic melanoma

Presented positive Phase 2 data for ImmunoPulse® IL-12 in combination with pembrolizumab demonstrating a best overall response rate (BORR) of 50% in predicted anti-PD-1 non-responder melanoma patients

SAN DIEGO, October 25, 2017 - OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced financial results for the fourth quarter and fiscal year ended July 31, 2017.

“We have made significant progress this past quarter in advancing the development of our lead clinical program, ImmunoPulse® IL-12, which we believe could provide a meaningful clinical benefit to metastatic melanoma patients with limited or no treatment options,” said Punit Dhillon, President and CEO of OncoSec. “Our organization remains focused on advancing our PISCES/KEYNOTE-695 registration-directed trial to address this significant unmet medical need through an innovative accelerated pathway.”

Fourth Quarter 2017 and Recent Highlights

Program Highlights and Upcoming Milestones

●	Presented positive Phase 2 data with ImmunoPulse IL-12 as monotherapy and in combination with pembrolizumab at the 2017 9th World Congress of Melanoma - A Joint Meeting with the Society for Melanoma Research.

●	50% (11/22) BORR observed at 24 weeks (42.9% [9/21] achieved RECIST v1.1 BORR).

●	41% (9/22) complete responders (CR), 9% (2/22) partial responders (PR), and 9% (2/22) stable disease (SD) for a total disease control rate of 59% (38.1% [8/21] achieved RECIST v1.1 durable CR) in predicted anti-PD-1 non-responder melanoma patients at 24 weeks.

●	Comprehensive immune monitoring data demonstrated combination of ImmunoPulse IL-12 and pembrolizumab can convert “cold” tumors to “hot” tumors, priming a coordinated innate and adaptive immune response, suggesting a synergistic relationship with anti-PD-1.

●	Favorable safety profile with <10% SAE as ImmunoPulse IL-12 monotherapy or in combination with pembrolizumab.

●	Initiated global, open-label, registration directed clinical trial, PISCES/KEYNOTE-695, of ImmunoPulse IL-12 in combination with pembrolizumab.

●	Enrolling patients with unresectable metastatic melanoma who have progressed or are progressing on an anti-PD-1 therapy.

●	Global study in the U.S. and Australia.

●	ImmunoPulse IL-12 granted Fast Track and Orphan Drug Designation in the U.S.

●	Clinical trial collaboration and supply agreement with Merck (known as MSD outside the US and Canada); attained KEYNOTE status.

●	Anticipate initial data mid-2018.

●	Late breaking poster presentation at the upcoming Society for Immunotherapy of Cancer (SITC) 32nd 2017 Annual Meeting to be held in National Harbor, MD on November 8-12, 2017.

●	Additional abstract highlighting preclinical data from novel multi-gene expression platform.

●	Presented comprehensive immune monitoring data from the Phase 2 clinical trial demonstrating that ImmunoPulse IL-12 in combination with pembrolizumab is well-tolerated and yields clinically meaningful synergy in immunologically “cold” tumors at the 2nd World Congress on Electroporation and Pulsed Electric Fields in Biology, Medicine and Food & Environmental Technologies.

Corporate Highlights

●	Added industry veterans Dr. Annalisa Jenkins, MBBS, FRCP and Daniel J. O’Connor to the Board of Directors;

●	Initiated a Technology Access Program collaboration with Jounce Therapeutics; and,

●	Raised and obtained commitments for $8.1 Million in offerings priced at or above market price

Fourth Quarter and Year-End 2017 Financial Results

For the fourth quarter of fiscal 2017 and the fiscal year ended July 31, 2017, OncoSec reported a net loss of $5.8 million and $21.4 million, or $0.28 per share and $1.06 per share, respectively, compared to a net loss of $6.6 million and $26.9 million, or $0.39 per share and $1.63 per share, respectively, for the same period last year. The decrease in net loss for the year ended July 31, 2017, compared with the same period in 2016, resulted primarily from: i) a $2.2 million decrease in non-cash stock-based compensation expense caused by an overall lower stock price and the Company’s tender offer exchange in December 2016 of certain then-outstanding stock options for a lesser number of new stock options with a lower exercise price; ii) a $1.8 million decrease in the costs of our research and development programs caused by our refocusing of resources to our higher priority PISCES/KEYNOTE-695 clinical program; and, iii) a $1.4 million decrease in personnel costs due to reduced headcount.

There were no revenues for the fiscal years ended July 31, 2017 or July 31, 2016.

Research and development expenses were $3.3 million and $12.0 million for the fourth quarter of fiscal 2017 and the fiscal year ended July 31, 2017, respectively, compared to $3.6 million and $14.7 million for the same periods in 2016. General and administrative expenses were $2.6 million and $9.5 million for the fourth quarter of fiscal 2017 and the fiscal year ended July 31, 2017, compared to $3.0 million and $12.1 million for the same period in 2016.

At July 31, 2017, OncoSec had $11.4 million in cash and cash equivalents, as compared to $28.7 million of cash and cash equivalents at July 31, 2016. OncoSec expects these funds to be sufficient to allow it to continue to operate its business to the third calendar quarter of 2018.

About PISCES (Anti-PD-1 IL-12 Stage III/IV Combination Electroporation Study)

PISCES is a global, multicenter phase 2b, open-label trial of intratumoral plasma encoded IL-12 (tavokinogene telseplasmid or “tavo”) delivered by electroporation in combination with intravenous pembrolizumab in patients with stage III/IV melanoma who have progressed or are progressing on either pembrolizumab or nivolumab treatment. The Simon 2-stage study of intratumoral tavo plus electroporation in combination with pembrolizumab will enroll approximately 48 patients with histological diagnosis of melanoma with progressive locally advanced or metastatic disease defined as Stage III or Stage IV. The primary endpoint will be the Best Overall Response Rate (BORR).

About OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies with an investigational technology, ImmunoPulse®, for the treatment of cancer. ImmunoPulse is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as IL-12 (tavokinogene telseplasmid [pIL-12] or “tavo”). In Phase 1 and 2 clinical trials, ImmunoPulse® IL-12 has demonstrated a favorable safety profile, evidence of anti-tumor activity in the treatment of various solid tumors, and the potential to reach beyond the site of local treatment to initiate a systemic immune response. OncoSec’s lead program, ImmunoPulse IL-12, is currently in clinical development for metastatic melanoma and triple-negative breast cancer. The program’s current focus is on the significant unmet medical need in patients with melanoma who are refractory or have relapsed on anti-PD-1 therapies. In addition to tavo, the Company is also identifying and developing new immune-targeting agents for use with the ImmunoPulse platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements about OncoSec's business strategies, including advancement of its lead melanoma program and its broader clinical portfolio and plans to pursue collaborations with industry partners, as well as the potential contributions and impact of new directors on these strategies. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management's current preliminary expectations and are subject to risks and uncertainties, which may cause OncoSec's results to differ materially and adversely from the statements contained herein. Potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, the following: the status, progress and results of clinical programs; ability to obtain regulatory approvals for, and the level of market opportunity for, OncoSec’s product candidates; OncoSec’s business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; expectations regarding OncoSec’s liquidity and performance, including expense levels, sources of capital and ability to maintain operations as a going concern; the competitive landscape of OncoSec’s industry; and general market, economic and political conditions; and the other factors discussed in OncoSec's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended July 31, 2017.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

CONTACT:

Investor Relations:

OncoSec Medical Incorporated

Phone: 855-662-6732

investors@oncosec.com

Media Relations:

OncoSec Medical Incorporated

Phone: 855-662-6732

media@oncosec.com

OncoSec Medical Incorporated

Consolidated Balance Sheet and Balance Sheet

	July 31, 2017	July 31, 2016
Assets
Current assets
Cash and cash equivalents	$11,444,676	$28,746,224
Prepaid expenses	1,068,947	656,434
Other current assets	—	14,750
Total Current Assets	12,513,623	29,417,408
Property and equipment, net	2,410,099	2,799,930
Other long-term assets	309,187	189,309
Total Assets	$15,232,909	$32,406,647

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$3,281,133	$3,223,327
Accrued compensation related	114,841	242,924
Total Current Liabilities	3,395,974	3,466,251
Other long-term liabilities	1,140,953	887,292
Total Liabilities	4,536,927	4,353,543

Commitments and Contingencies (Note 9)

Stockholders’ Equity
Common stock authorized - 160,000,000 common shares with a par value of $0.0001, common stock issued and outstanding — 21,618,194 and 18,036,263 common shares as of July 31, 2017 and July 31, 2016, respectively (1)	2,162	1,804
Additional paid-in capital	93,866,088	88,257,430
Warrants issued and outstanding — 9,044,740 and 12,859,286 warrants as of July 31, 2017 and July 31, 2016, respectively	11,775,807	13,288,527
Accumulated other comprehensive income	(3,620)	-
Accumulated deficit	(94,944,455)	(73,494,657)
Total Stockholders’ Equity	10,695,982	28,053,104
Total Liabilities and Stockholders’ Equity	$15,232,909	$32,406,647

OncoSec Medical Incorporated Consolidated Statement of Operations and Statement of Operations

	Year Ended	Year Ended
	July 31, 2017	July 31, 2016
Revenue	$—	$—
Expenses:
Research and development	11,952,748	14,741,694
General and administrative	9,495,659	12,144,358
Loss from operations	(21,448,407)	(26,886,052)
Provision for income taxes	1,391	2,462
Net loss	$(21,449,798)	$(26,888,514)
Basic and diluted net loss per common share (1)	$(1.06)	$(1.63)
Weighted average shares used in computing basic and diluted net loss per common share (1)	20,189,678	16,514,737

OncoSec Medical Incorporated

Consolidated Statement of Comprehensive Loss and Statement of Comprehensive Loss

	Year Ended	Year Ended
	July 31, 2017	July 31, 2016

Net Loss	$(21,449,798)	$(26,888,514)
Foreign currency translation adjustments	(3,620)	-
Comprehensive Loss	$(21,453,418)	$(26,888,514)

OncoSec Medical Incorporated

Consolidated Statements of Cash Flows and Statement of Cash Flows

	Year Ended	Year Ended
	July 31, 2017	July 31, 2016
Operating activities
Net loss	$(21,449,798)	$(26,888,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	379,988	355,583
Stock-based compensation	4,016,790	6,116,660
Common stock issued for services	—	55,387
Loss on disposal of property and equipment	—	203,196
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(130,926)	855,152
(Increase) decrease in other current assets	14,750	6,380
(Increase) decrease in other long-term assets	(88,473)	24,818
(Decrease) increase in accounts payable and accrued liabilities	(208,281)	861,634
(Decrease) increase in accrued compensation	(128,083)	(258,522)
(Decrease) increase in other long-term liabilities	253,661	854,773
(Decrease) Increase in accrued income taxes	—	(800)
Net cash used in operating activities	(17,340,372)	(17,814,253)
Investing activities
Purchases of property and equipment	(21,562)	(1,470,635)
Leasehold improvements	—	(80,102)
Net cash used in investing activities	(21,562)	(1,550,737)
Financing activities
Proceeds from issuance of common stock and warrants	—	17,451,565
Payment of financing and offering costs	(15,500)	(1,381,615)
Proceeds from exercise of warrants and issuance of common stock	79,506	6,000
Net cash provided by financing activities	64,006	16,075,950
Effect of foreign exchange rate on cash	(3,620)	—
Net decrease in cash	(17,301,548)	(3,289,040)
Cash and cash equivalents, at beginning of year	28,746,224	32,035,264
Cash and cash equivalents, at end of year	$11,444,676	$28,746,224

Supplemental disclosure for cash flow information:
Cash paid during the period for:
Interest	$—	$—
Income taxes	$1,391	$2,462
Noncash investing and financing transactions:
Fair value of placement agent warrants issued in the public offerings	$—	$536,909
Expiration of warrants	$1,479,274	$963,356
Amounts accrued for offering costs	$256,296	$—